Exhibit 10.31

THIRD AGREEMENT OF AMENDMENT
TO
REVOLVING LOAN AND SECURITY AGREEMENT
AND OTHER DOCUMENTS

This Third Agreement of Amendment to Revolving Loan and Security Agreement And Other Documents ("Third Agreement of Amendment") shall be effective as of January 1, 2013, and is by and among STERLING NATIONAL BANK, having offices at 500 Seventh Avenue, New York NY  10018-4502  ("Sterling"), and any other entity becoming a Lender pursuant to the Loan Agreement (defined below) are collectively referred to as the “Lenders” and individually as a "Lender;" and Sterling as the Agent for the  Lenders as well as acting for the benefit of Lenders ("Agent"); SPAR Group, Inc., a Delaware corporation ("SGRP"), National Assembly Services, Inc., a New Jersey corporation, SPAR Group International, Inc., SPAR Acquisition, Inc., SPAR Trademarks, Inc., and SPAR Marketing Force, Inc., each a Nevada corporation (together with SGRP, either separately, jointly, or jointly and severally, "Borrower"); all currently having an address at 333 Westchester Avenue, South Building, Suite 204, White Plains  NY 10604.

RECITALS

A.           Borrower has executed and delivered (i) a certain Secured Revolving Loan Note dated July 6, 2010  in the original maximum principal sum of Five Million Dollars ($5,000,000.00), as subsequently amended to Six Million Five Hundred Thousand Dollars ($6,500,000.00),  as amended  (the “Note”), payable to the order of Agent.

B.           In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Agent, the Agent and Borrower have executed, among other things, a Revolving Loan and Security Agreement effective July 6, 2010, as amended ("Loan Agreement").

C.           In addition to the foregoing documents, the Borrower and Agent have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created.   For purposes of convenience, the Note, Loan Agreement and related collateral agreements, certificates and instruments (as amended) are collectively referred to as the "Loan Documents.”

D.           Borrower has requested and Agent has agreed to a modification of the loan evidenced by the Note subject to the Loan Documents.

E.           In addition, Agent and Borrower wish to clarify certain of their rights and duties to  one another as set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in  this Third Agreement of Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.           Agent and Borrower reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Third Agreement of Amendment.

2.           In the case of any ambiguity or inconsistency between the Loan Documents and this Third Agreement of Amendment, the language and interpretation of this Third Agreement of Amendment is to be deemed binding and paramount.

3.           The Loan Agreement is hereby amended as follows:

(i)	Subsection 1.3(a) is hereby amended and restated to read as follows, effective as of
 January 1, 2013:

1.3(a)     Interest accrues on the Revolving Loan at Agent’s floating Prime Rate (as that term is defined in the Loan Agreement) plus one quarter of one percent (1/4%) per annum.

(ii)           The chief executive office of Borrower referred to in Schedule 2 is hereby changed to:
333 Westchester Avenue, South Building, Suite 204, White Plains,  NY 10604.

4.           Borrower represents and warrants that there are no Defaults or events of Default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Borrower in connection with the Loan Documents were true and complete in all material respects when made or performed.

5.           All representations, warranties and covenants made by Borrower to Agent in the Loan Documents are true and complete in all material respects as if hereby repeated and (except as and to the extent limited to reference dates) first made expressly in this Third Agreement of Amendment.

6.           Except as otherwise provided herein, the Loan Documents shall continue in full force and effect, in accordance with their respective terms.  The parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents as amended hereby and consent to the terms of this Third Agreement of Amendment.  Capitalized terms used in this Third Agreement of Amendment which are not otherwise defined or amended herein have the meaning ascribed thereto in the Loan Documents.

7.           The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Agent including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Third Agreement of Amendment.

8.           This Third Agreement of Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties.  This Third Agreement of Amendment is not assignable by Borrower without the prior written consent of Agent; provided, however, that this Agreement shall be deemed to be assigned with any assignment of the Loan Agreement consented to by Agent.

9.           To the extent that any provision of this Third Agreement of Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage.  If that occurs, it does not have the effect of rendering any other provision of this Third Agreement of Amendment invalid or unenforceable. This Third Agreement of Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

10.           This Third Agreement of Amendment may only be changed or amended by a written agreement signed by all of the parties.  By the execution of this Third Agreement of Amendment, Agent is not to be deemed to consent to any future renewal or extension of the Revolving Loan or Loan Documents.

11.           This Third Agreement of Amendment is governed by and is to be construed and enforced in accordance with the laws of New York as though made and to be fully performed in New York (without regard to the conflicts of law rules of New York that would defer to the substantive laws of any other jurisdiction).

12.           The parties to this Third Agreement of Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Third Agreement of Amendment, the enforceability and interpretation of the terms contained in this Third Agreement of Amendment and the consummation of the transactions and matters covered by this Third Agreement of Amendment.

13.           The Borrower agrees to pay all reasonable attorneys' fees incurred by Agent in connection with this Third Agreement of Amendment (in addition to those otherwise payable pursuant to the Loan Agreement), which fees are to be paid as of the execution hereof.

THE BORROWER, FOR ITSELF, ITS SUBSIDIARIES (IF ANY) AND AGENT HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS THIRD AGREEMENT OF AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS THIRD AGREEMENT OF AMENDMENT.

-Remainder of this page intentionally left blank-

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have signed this Third Agreement of Amendment.

(BORROWER) SPAR GROUP, INC. NATIONAL ASSEMBLY SERVICES, INC. SPAR GROUP INTERNATIONAL, INC. SPAR ACQUISITION, INC. SPAR TRADEMARKS, INC. SPAR MARKETING FORCE, INC.
Witness:

/s/ Marc J. Pedalino	By:	/s/ James R. Segreto
Print Name: Marc J. Pedalino		James R. Segreto
Title: Administrative Assistant		Chief Financial Officer,
Treasurer and Secretary
(As to all Borrower entities)

(AGENT/LENDER) STERLING NATIONAL BANK

	By:	/s/ Paul Seidenwar
Print Name:	Name:	Paul Seidenwar
Title:	Title:	Vice President

ACKNOWLEDGMENT

STATE OF New York
SS.:
COUNTY OF Westchester,

BE IT REMEMBERED, that on this 11 day of February, 2013, before me, the subscriber, personally appeared  JAMES R. SEGRETO who, I am  satisfied, is the person who signed the within document as Chief Financial Officer, Treasurer and Secretary of  SPAR GROUP, INC., NATIONAL ASSEMBLY SERVICES, INC., SPAR GROUP INTERNATIONAL, INC., SPAR ACQUISITION, INC., SPAR TRADEMARKS, INC., and SPAR MARKETING FORCE,  INC., the corporations ("Corporations") named therein and this person thereupon acknowledged that he is authorized to sign the within document on behalf of the Corporations and that the said document made by the Corporations was signed, sealed and delivered  by this person as such officer and is the voluntary act and deed of the Corporations, made by virtue of authority from their Board(s) of Directors.

/s/Marc J. Pedalino
Marc J. Pedalino
Notary Public State of New York No. 01PE6228743
Qualified in Putnam County & Westchester County
Term Expires September 27, 2014